EXHIBIT 4.27

WARRANT AGREEMENT, dated as of the 29th day of October, 2004 (but expressly deemed effective as of September 1, 2004), between FiberNet Telecom Group Inc., a Delaware corporation (the “Company”), and Westport Communications LLC (“Westport”).

WHEREAS, the Company proposes to issue 2,549,858 Common Stock Purchase Warrants, as hereinafter described (the “Warrants”), each of which entitles Westport or its registered assigns (the “Holder”) to purchase one share of the common stock, par value $.001 per share (the “Common Stock”), of the Company (the Common Stock issuable upon exercise of the Warrants being referred to herein as the “Warrant Shares”), in connection with the Amendment of Lease, dated as of September 1, 2004, between the FiberNet Equal Access, LLC (a subsidiary of the Company) and Westport Communications, LLC;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Warrant Certificate. The certificate evidencing the Warrants (the “Warrant Certificate”) to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

SECTION 2. Execution of Warrant Certificate. The Warrant Certificate shall be signed on behalf of the Company by its President and by its Secretary and shall be dated the date of signature by the Company.

The Company may deem and treat the registered holder of the Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and the Company shall not be affected by any notice to the contrary.

SECTION 3. Restrictions on Transferability; Registration of Permitted Transfers and Exchanges. The Holder agrees that it shall not transfer the Warrants without registration under the Securities Act of 1933, as amended (the “Act”), and other applicable securities law or, in the absence of such registration, an available exemption therefrom.

The Holder agrees that each Warrant will bear a legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available.”

SECTION 4. Terms of Warrants; Exercise of Warrants.

The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the “Exercise Price”) shall be equal to $0.01 per share. Each Warrant shall be initially exercisable for one share of Common Stock.

Subject to the terms of this Agreement, the Holder shall have the right, from the date issuance of the Warrants until 5:00 p.m. EST on September 1, 2009 (the “Exercise Period”), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m. EST on September 1, 2009 shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time.

A Warrant may be exercised upon surrender to the Company at its principal office, which is currently located at the address listed in Section 13 hereof, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase attached hereto as Exhibit B duly filled in and signed, which signature, in the case of shares to be issued to a person other than the Holder, shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program and such other documentation as the Company may reasonably request, and upon payment to the Company for the account of the Company of the Exercise Price which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company or may be made by Warrant Exchange, as defined below.

At any time during the Exercise Period, the Holder may, at its option, exchange the Warrants, in whole or in part (a “Warrant Exchange”), for the number of Warrant Shares determined in accordance with this paragraph, by surrendering the Warrants to be exchanged at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrants to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing Warrants for the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, the Warrant to be exchanged shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current Fair Market Value (as defined below) of a share of Common Stock.

For purposes of this Warrant Agreement, the term “Fair Market Value” means on any particular date the last sale price per share of the Common Stock on such date on Nasdaq or another registered national stock exchange or quotation system on which the Common Stock is then listed or quoted, or, if there is no such price on such date, then the last sale price on such exchange or quotation system on the date nearest preceding such date, or, if the Common Stock is not so listed or quoted, then the fair market value as determined by the Holder in good faith, provided that if the Company objects in good faith to such valuation, the Holder and Company shall negotiate in good faith to arrive at a mutually acceptable Fair Market Value.

Subject to the provisions of Section 5 hereof, upon such surrender of Warrants, submission of the form of election to purchase attached hereto as Exhibit B duly filled in and signed and payment of the Exercise Price, the Company shall issue and cause to be delivered within three business days (and in such name or names as the Holder may designate) a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 10. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

The Warrants shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued. The Company may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

A Warrant Certificate surrendered upon exercise of Warrants shall be cancelled by the Company and a new Warrant Certificate representing the unexercised Warrants, if any, shall be issued to the Warrant Holder.

The Holder shall not be entitled to exercise on any date that number of Warrants in connection with that number of Warrant Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on such date, (ii) any Common Stock issuable in connection with the unexercised Warrants, and (iii) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this provision is being made on such date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this paragraph will limit any exercise hereunder and to the extent that the Holder determines that the limitation contained in this paragraph applies, the determination of how many and which Warrants are exercised shall be the responsibility and obligation of the Holder. The Holder may void the exercise limitation described in this paragraph upon and effective after 61 days prior written notice to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

SECTION 5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any stock certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 6. Mutilated or Missing Warrant Certificate. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company in its reasonable discretion. The applicant for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 7. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for issuance of shares of the Company’s capital stock upon the exercise of any Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 10.

The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

SECTION 8. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

SECTION 9. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9. For purposes of this Section 9, “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

(a) Adjustment for Change in Capital Stock.

If the Company:

(1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(2) subdivides its outstanding shares of Common Stock into a greater number of shares;

(3) combines its outstanding shares of Common Stock into a smaller number of shares;

(4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(5) issues by reclassification of its Common Stock any shares of its capital stock,

then the Warrant in effect immediately prior to such action shall be proportionately adjusted so that the Holder, after the Warrant is exercised, may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action, for the aggregate exercise price the Holder would have been required to pay upon such exercise.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

If, after an adjustment, the Holder, upon exercise of the Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 9.

Such adjustment shall be made successively whenever any event listed above shall occur.

(b) When De Minimis Adjustment May Be Deferred.

No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(c) When No Adjustment Required.

No adjustment need be made for a change in the par value or no par value of the Common Stock.

To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

(d) Notice of Adjustment.

Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 11 hereof.

(e) Reorganization of the Company.

If the Company consolidates or merges with or into, or transfers, licenses or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction, for the aggregate exercise price the Holder would have been required to pay upon such exercise. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to the Holder a notice describing the supplemental Warrant Agreement.

If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

If this subsection (e) applies, subsection (a) of this Section 9 does not apply.

(f) When Issuance or Payment May Be Deferred.

In any case in which this Section 9 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder, if the Warrant is exercised after such record date, the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to the Holder any amount in cash in lieu of a fractional share pursuant to Section 10; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

(g) Form of Warrants.

Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants previously issuable pursuant to this Agreement.

SECTION 10. Fractional Interests.

(a) The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

(b) Warrants may be issued in fractional interests. A holder of fractional interests in Warrants will be entitled to purchase a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares issuable with respect to a full Warrant multiplied by the fractional interest owned by such holder in the Warrant.

SECTION 11. Notices to the Holder. The Company shall promptly give written notice to the registered holder of the Warrant Certificate at its address appearing on the Warrant if:

(a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

(b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 9 hereof); or

(c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company.

Nothing contained in this Agreement or in the Warrant Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company.

SECTION 12. Registration.

If the Company shall file with the Securities and Exchange Commission (the “SEC”) a registration statement (“Registration Statement”) relating to an offering for its own account or the account of others under the Act of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then in connection with such filing, the Company shall send to the Holder written notice of such filing, and if, within 15 days after the date of such notice, the Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Warrant Shares requested to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of Warrant Shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Warrant Shares as the underwriter shall permit; provided, that the Company shall make such determination pro rata among all holders having the right to include their securities in such Registration Statement in proportion to the total number of securities sought to be included by each such holder. If the offering in connection with which the Holder is entitled to registration is an underwritten offering, then the Holder shall, unless otherwise agreed by the Company, offer and sell the Warrant Shares in an underwritten offering using the same underwriter or underwriters. If no such Registration Statement including all of the Warrant Shares is declared effective on or before September 1, 2005, the Company shall file a Registration Statement with respect to all of the Warrant Shares on or before October 1, 2005 and use its best efforts to cause such Registration Statement to become effective and remain effective for a period of one year.

The Company shall take such steps as are reasonably necessary to permit the Holder to sell the Warrant Shares under applicable “blue sky” laws in such jurisdictions as the

Holder shall reasonably request, provided that the Company shall not be required to become subject to general service of process as a result of such steps. The Company shall file all reports with the SEC as are required to keep Rule 144 under the Act available to the Holders for resale of the Warrant Shares. The Company shall provide the Holder with copies of the Prospectus included in the Registration Statement, shall advise the Holder of, and correct, any misstatement in the Registration Statement and shall otherwise cooperate with the Holder so that Holder will be able to sell the Warrant Shares thereunder.

To the extent permitted by law, the Company shall indemnify, hold harmless and defend the Holder (including the directors, officers, partners, members, employees and agents of Holder and each person deemed an underwriter of the Warrant Shares under applicable securities laws), against any claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) insofar as such Claims arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (C) any violation or alleged violation by the Company of securities laws or any other law, rule or regulation relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (A) through (C), collectively, “Violations”).

To the extent permitted by law, the Holder shall indemnify, hold harmless and defend the Company (including the directors, officers, partners, members, employees and agents of the Company and any other stockholder selling securities pursuant to the Registration Statement) against any Claims insofar as such Claims arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement.

SECTION 13. Notices to Company. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be deemed given upon receipt and shall be delivered by hand, by overnight courier, or by United States mail, first class or registered, postage prepaid, addressed (until another address is provided in writing by the Company), as follows:

FiberNet Telecom Group, Inc.

570 Lexington Avenue

New York, New York 10022

Attn: General Counsel

with a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

Chrysler Center

666 Third Avenue

New York, New York 10017

Attn: Todd E. Mason, Esq.

SECTION 14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement with the approval of the holders of a majority of the Warrants outstanding.

SECTION 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall be binding and inure to the benefit of its respective successors and assigns hereunder.

SECTION 16. Termination. This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise, provided that the terms of Section 12 shall continue in effect in accordance with the terms thereof.

SECTION 17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State, except with respect to such terms as by their nature are governed by the General Corporation Law of the State of Delaware.

SECTION 18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holder of the Warrant Certificate and such holder’s successors and assigns any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holder of the Warrant Certificate and such holder’s successors and assigns including transferees of the Warrants and the Warrant Shares.

SECTION 19. Headings; Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

FIBERNET TELECOM GROUP, INC.

By
Name:
Title:

WESTPORT COMMUNICATIONS LLC

By
Name:
Title:

EXHIBIT A

[Form of Warrant Certificate]

No.	Warrants

Warrant Certificate

This Warrant Certificate certifies that [                    ], or its registered assigns, is the registered holder of 2,549,858 Warrants expiring September 1, 2009 (the “Warrants”) to purchase Common Stock, $.001 par value (the “Common Stock”), of FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. EST on September 1, 2009 that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant Share”) as set forth below at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement referenced below payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company, or by Warrant Exchange as provided in the Warrant Agreement, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Each Warrant is initially exercisable for one share of Common Stock. The initial Exercise Price for any Warrant shall be $0.01. No warrant may be exercised after 5:00 p.m. EST on September 1, 2009 and to the extent not exercised by such time such warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, except with respect to such terms as by their nature are governed by the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary.

By
Name:
Title:

By
Name:
Title:

[Form of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issuance of Warrants expiring September 1, 2009 entitling the holder on exercise to receive shares of Common Stock, par value $.001 per share, of the Company (the “Common Stock”) and are issued pursuant to a Warrant Agreement, effective as of September 1, 2004 (the “Warrant Agreement”), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holder (the words “holder” or “holders” meaning the registered holder or registered holders) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

The Warrants may be exercised at any time on or before 5:00 p.m. EST on September 1, 2009. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

A Warrant Certificate, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

EXHIBIT B

Election to Purchase

(to be executed upon exercise of warrant)

[            ] If this box is checked, the undersigned is exercising the Warrant Certificate pursuant to the “cashless exercise” provisions of Section 4.

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive              shares of Common Stock and herewith tenders payment for such shares to the order of              in the amount of $         in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of             , whose address is                      and that such shares be delivered to                      whose address is                         . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to             , whose address is                     .

Signature:

Date:

Signature Guaranteed: